UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 8, 2017
Date of Report (Date of Earliest Event Reported)

New Colombia Resources, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	333-51274	43-2033337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10865 NW 3rd Court Pembroke Pines, FL 33026
(Address of principal executive offices and Zip Code)

(410) 236-8200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported, on November 30, 2016 the Company received a letter from the United States Securities and Exchange Commission Office (the “SEC”) of Enforcement Liaison – Division of Corporate Finance which informed the Company that it was not in compliance with its reporting requirements under the Securities and Exchange Act of 1934 (the “Exchange Act”) and that, as a result, the Company may be subject, without notice, to an administrative proceeding to revoke its registration and suspend trading in the Company’s stock. The Company has not filed the required reports as of the date of this report, however, it intends to file such reports as soon as possible.

On August 8, 2017 Company counsel sent a letter of intention to the SEC in response to the SEC’s November 30, 2017 letter to the Company informing it that the Company, after consultation with its accounting firm and independent Auditor, that the Company intends to file its quarterly reports Form 10-Q for the periods ended June 30 and September 30, 2015, its annual report on Form 10-K for the year ended December 31, 2015, its quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2016, its annual report on Form 10-K for the year ended December 31, 2016 and its quarterly reports on Form 10-Q for the periods ended March 31, and June 30, 2017 on or before Friday September 22, 2017. The reports will be filed seriatim, as they are completed. The Company also asked the SEC to refrain from suspending trading in the Company’s shares until at least that date. While the Company believes it to be possible that the SEC will honor that request, there can be no assurances that the SEC will do so nor can there be any assurances that the Company will complete the filings delineated above by September 22, 2017. The public should be aware that the SEC has the authority to suspend trading in shares of the Company’s common stock at any time as long as the Company remains delinquent in its SEC filing obligations.

New Columbia Resources, Inc.

Date:	August 14, 2017	By:	/s/John Campo
		Name:	John Campo
		Title:	Chief Executive Officer and Chief Financial Officer